Exhibit 99.1

NEWS RELEASE	Littelfuse Inc. 8755 West Higgins Road, Suite 500 Chicago, Illinois 60631 p: (773) 682-1000 f: (773) 628-0802 www.littelfuse.com

LITTELFUSE REPORTS FIRST QUARTER RESULTS

Company delivers record sales and adjusted earnings per share

CHICAGO, May 2, 2018 – Littelfuse, Inc. (NASDAQ:LFUS) today reported financial results for the first quarter ended March 31, 2018:

●	Net sales were $417.8 million, up 46% versus the prior year. Organic revenue growth was 10%.

●	Growth by segment versus the prior year period:

o	Electronics sales increased 72% (up 10% organically)

o	Automotive sales increased 17% (up 10% organically)

o	Industrial sales increased 14% (up 13% organically)

●

GAAP diluted EPS was $1.45; this includes $23 million of after-tax charges primarily related to certain purchase accounting adjustments and costs for the acquisition of IXYS Corporation, net of non-operating foreign exchange gains

●	Adjusted diluted EPS of $2.39 increased 41% over last year

●	GAAP effective tax rate was 19.3% and the adjusted effective tax rate was 19.6%

●	Cash flow from operations was $69.3 million and free cash flow was $51.4 million

●	The electronics segment book-to-bill ratio for the first quarter was 1.14 (excluding IXYS)

"We continued our momentum with an exceptional start to 2018,” said Dave Heinzmann, Littelfuse Chief Executive Officer. “With our focus on the secular trends of a safer, greener and increasingly connected world, and consistent operational performance, we delivered sales and adjusted earnings that meaningfully exceeded our guidance. We are off to a strong start integrating the IXYS business, and have taken initial steps to drive synergy realization. Leveraging the broad-based demand across our businesses, we expect robust top-line growth and consistent operating margins in the second quarter. We are focused on the right growth opportunities to continue executing our long-term strategy and driving double digit sales and earnings growth.”

-more-

For the second quarter of 2018*:

●	Net sales are expected to be in the range of $450 to $462 million, up 45% on a reported basis and up 8% organically, at the midpoint versus the prior year quarter

●	Adjusted diluted earnings per share are expected to be in the range of $2.39 to $2.53, representing 17% growth over the prior year quarter at the midpoint

●	Similar to prior years, second quarter stock compensation expense is higher than other quarters due to equity grant provisions, equating to approximately eight cents of earnings per share

●

Adjusted effective tax rate is expected to be in the range of 19.5% to 20.5%; the midpoint is approximately 500 basis points higher than the prior year quarter. At a constant year-over-year tax rate, EPS growth would be 25%

The guidance includes a full quarter of IXYS results, along with a full quarter of related share dilution and interest expense from the debt issued in conjunction with the transaction.

For the 2018 full year, the company expects an adjusted effective tax rate in the range of 18% – 21%.

*All comparisons are to the prior year period unless otherwise noted. Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, impairment and severance charges, certain purchase accounting adjustments, foreign exchange adjustments and significant and unusual items. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

Dividend and Share Repurchase Authorization

●	The company will pay a cash dividend on its common stock of $0.37 per share on June 7, 2018 to shareholders of record as of May 24, 2018

●

The company’s previous share repurchase authorization expired on April 30, 2018 and has been replaced with a one million share repurchase authorization effective through April 30, 2019. No shares were repurchased under the former authorization

Conference Call and Webcast Information

Littelfuse will host a conference call today, Wednesday, May 2, 2018, at 9:00 a.m. Central / 10:00 a.m. Eastern time to discuss the results. The call will be broadcast live and available for replay at Littelfuse.com.

About Littelfuse

Founded in 1927, Littelfuse is the global leader in circuit protection with advancing platforms in power control and sensor technologies. The company serves customers in the electronics, automotive and industrial markets with products that include fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has more than 11,000 employees in more than 50 locations worldwide. For more information, please visit Littelfuse.com.

-more-

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance; economic conditions; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity price fluctuations; the effect of Littelfuse, Inc.'s ("Littelfuse" or the "Company") accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; uncertainties related to political or regulatory changes; the integration of the recently acquired business of IXYS Corporation ("IXYS") and the risk that expected benefits, synergies and growth prospects of the acquisition of IXYS may not be achieved in a timely manner, or at all; and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 30, 2017. For a further discussion of the risk factors of the company, please see Item 1A. "Risk Factors" to the company's Annual Report on Form 10-K for the year ended December 30, 2017.

Non-GAAP Financial Measures

The information included in this press release includes the non-GAAP financial measures of organic revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted effective tax rate and free cash flow. Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the attached schedules.

The company believes that organic revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations or were not part of our business operations during a comparable period. The company believes free cash flow is a useful measure of its ability to generate cash. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

-more-

CONTACT:  Meenal Sethna

Executive Vice President and CFO

(773) 628-0616

###

LFUS-F

LITTELFUSE, INC.
Net Sales and Operating Income by Segment
(In thousands of USD, unaudited)

	First Quarter
	2018	2017	% Growth / (Decline)

Net Sales
Electronics	$264,411	$153,767	72%
Automotive	126,131	107,839	17%
Industrial	27,271	23,835	14%

Total net sales	$417,813	$285,441	46%

	First Quarter
	2018	2017	% Growth / (Decline)

Operating Income/(Expense)
Electronics	$53,964	$35,206	53%
Automotive	18,390	15,065	22%
Industrial	4,709	106	N.M.
Other (1)	(39,492)	(1,525)	N.M.

Total operating income	$37,571	$48,852	(23%)
Operating margin	9.0%	17.1%

Interest expense	5,423	3,120
Foreign exchange gain	(10,555)	(1,557)
Other income, net	(1,943)	(139)

Income before taxes	$44,646	$47,428	(6%)

N.M. - Not meaningful

(1) "Other" typically includes non-GAAP adjustments such as acquisition-related costs, purchase accounting inventory adjustments and other charges, restructuring costs, asset impairments, and gains and losses on asset sales. (See Supplemental Financial Information for details.)

	First Quarter
	2018	2017	Growth / (Decline)

Operating Margins
Electronics	20.4%	22.9%	(2.5% )
Automotive	14.6%	14.0%	0.6%
Industrial	17.3%	0.4%	16.8%

-more-

LITTELFUSE, INC.
Condensed Consolidated Balance Sheets
(In thousands of USD)

	March 31, 2018	December 30, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$412,458	$429,676
Short-term investments	37	35
Accounts receivable, less allowances	244,905	182,699
Inventories	263,969	140,789
Prepaid income taxes and income taxes receivable	3,899	1,689
Prepaid expenses and other current assets	47,794	37,452
Total current assets	973,062	792,340
Property, plant and equipment:
Land	29,575	9,547
Buildings	118,170	86,599
Equipment	555,578	505,838
	703,323	601,984
Accumulated depreciation	(366,118)	(351,407)
Net property, plant and equipment	337,205	250,577
Intangible assets, net of amortization:
Patents, licenses and software	129,610	81,911
Distribution network	11,038	12,872
Customer lists, trademarks and tradenames	254,755	109,067
Backlog	10,003
Goodwill	840,574	453,414
	1,245,980	657,264
Investments	31,128	10,993
Deferred income taxes	12,039	11,858
Other assets	28,096	17,070
Total assets	$2,627,510	$1,740,102

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$120,817	$101,844
Accrued payroll	41,220	49,962
Accrued expenses	74,925	48,994
Accrued severance	1,367	1,459
Accrued income taxes	15,938	16,285
Current portion of long-term debt	10,111	6,250
Total current liabilities	264,378	224,794
Long-term debt, less current portion	743,437	489,361
Deferred income taxes	60,525	17,069
Accrued post-retirement benefits	35,817	18,742
Other long-term liabilities	81,379	62,580
Total equity	1,441,974	927,556
Total liabilities and equity	$2,627,510	$1,740,102

-more-

LITTELFUSE, INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands of USD, except per share data, unaudited)

	For the Three Months Ended
	March 31, 2018	April 1, 2017

Net sales	$417,813	$285,441

Cost of sales	268,190	171,791

Gross profit	149,623	113,650

Selling, general and administrative expenses	77,514	46,703
Research and development expenses	22,540	12,151
Amortization of intangibles	11,998	5,944
	112,052	64,798

Operating income	37,571	48,852

Interest expense	5,423	3,120
Foreign exchange gain	(10,555)	(1,557)
Other income, net	(1,943)	(139)

Income before income taxes	44,646	47,428
Income taxes	8,617	8,537

Net income	$36,029	$38,891

Net income per share:
Basic	$1.48	$1.71
Diluted	$1.45	$1.69

Weighted average shares outstanding:
Basic	24,339	22,748
Diluted	24,775	22,989

Comprehensive income	$35,750	$44,518

-more-

LITTELFUSE, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands of USD, unaudited)

	For theThree Months Ended
	March 31, 2018	April 1, 2017

OPERATING ACTIVITIES:
Net income	$36,029	$38,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,614	9,128
Amortization of intangibles	11,998	5,944
Provision for bad debts	(13)	351
Stock-based compensation	8,714	3,583
Non-cash inventory charges	17,896	-
Unrealized gain on investments	(1,864)	-
Loss on sale of assets	99	600
Deferred income taxes	842	616

Changes in operating assets and liabilities
Accounts receivable	(8,417)	(2,719)
Inventories	(269)	(3,296)
Accounts payable	2,990	(3,295)
Accrued expenses (including post-retirement)	12,573	4,140
Accrued payroll and severance	(18,607)	(20,221)
Accrued income taxes	(1,174)	(220)
Prepaid expenses and other assets	(3,143)	(10,559)
Net cash provided by operating activities	69,268	22,943

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(17,909)	(12,377)
Acquisition of business, net of cash acquired	(306,487)	(14,172)
Proceeds from maturities of short-term investments	-	3,739
Decrease in entrusted loan receivable	-	655
Proceeds from sale of assets	19	57
Net cash used in investing activities	(324,377)	(22,098)

FINANCING ACTIVITIES:
Proceeds of revolving credit facility	50,000	-
Proceeds of term loan	75,000	-
Payments of revolving credit facility	(47,000)	(112,500)
Payments of term loan	(2,500)	(1,563)
Net proceeds from senior notes payable	175,000	125,000
Payments of entrusted loan	-	(655)
Debt issuance costs paid	(878)	(71)
Cash dividends paid	(9,198)	(7,472)
Net (payments) proceeds related to stock-based award activities	(116)	199
Net cash provided by financing activities	240,308	2,938

Effect of exchange rate changes on cash and cash equivalents	(2,417)	(928)

Increase (decrease) in cash and cash equivalents	(17,218)	2,855
Cash and cash equivalents at beginning of period	429,676	275,124
Cash and cash equivalents at end of period	$412,458	$277,979

-more-

LITTELFUSE, INC.
Supplemental Financial Information
(in millions of USD except per share amounts, unaudited)

Non-GAAP EPS reconciliation
	Q1-18	Q1-17
GAAP diluted EPS	$1.45	$1.69
EPS impact of Non-GAAP adjustments (below)	0.94	-
Adjusted diluted EPS	$2.39	$1.69

Non-GAAP adjustments - (income)/expense
	Q1-18	Q1-17
Acquisition related and integration costs	$11.7	$1.5
Restructuring	0.8	-
Amortization backlog - IXYS	2.5	-
Change in control - IXYS	2.1	-
Acquisition related stock-based compensation charge	4.5	-
Purchase accounting inventory adjustments	17.9	-
Non-gaap adjustments to operating income	39.5	1.5
Non-operating foreign exchange gain	(10.6)	(1.6)
Non-gaap adjustments to income before income taxes	28.9	(0.1)
Income taxes	5.8	-
Non-gaap adjustments to net income	$23.1	$(0.1)

Total EPS impact	$0.94	$-

Adjusted operating margin /Adjusted EBITDA reconciliation
	Q1-18	Q1-17

Net sales	$417.8	$284.4

GAAP operating income	$37.6	$48.9
Add back non-gaap adjustments	39.5	1.5
Adjusted operating income	$77.1	$50.4
Adjusted operating margin	18.5%	17.7%

Add back amortization	12.0	5.9
Add back depreciation	11.6	9.1
Adjusted EBITDA	$100.7	$65.4
Adjusted EBITDA margin	24.1%	23.0%

Net sales reconciliation	Q1-18 vs. Q1-17
	Electronics	Automotive	Industrial	Total
Net sales growth	72%	17%	14%	46%
Less:
Acquisitions	58%	-	-	31%
Divestitures	-	-	-	-
FX impact	4%	7%	1%	5%
Organic net sales growth	10%	10%	13%	10%

Income tax reconciliation
	Q1-18	Q1-17

Income taxes	$8.6	$8.5
Effective rate	19.3%	18.0%

Non-GAAP adjustments - income taxes	5.8	-

Adjusted income taxes	$14.4	$8.5
Adjusted effective rate	19.6%	18.0%

Free cash flow reconcilation
	Q1-18	Q1-17
Net cash provided by operating activities	$69.3	$22.9
Less: Purchases of property, plant and equipment	(17.9)	(12.4)
Free cash flow	$51.4	$10.5

Note: Totals will not always foot due to rounding

#  #  #